UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - November 28, 2016

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34376	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant's Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

Effective as of November 28, 2016, IEC Electronics Corp. (the “Company”) and Manufacturers and Traders Trust Company (“M&T Bank”) entered into the Second Amendment to Fifth Amended and Restated Credit Facility Agreement (the “Second Amendment”), that amended the Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015 between M&T and the Company, as amended by the First Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of June 20, 2016 (collectively, the “Credit Agreement”). The Second Amendment reduced M&T Bank’s Revolving Credit Commitment to $16.0 million and modified the trigger for maintenance of the Cash Management System. The Second Amendment also modified the level adjustment dates for the Applicable Margin and the Applicable Unused Fee.

The Second Amendment amended the covenant regarding the Company’s Debt to EBITDAS Ratio to apply as follows:

9/30/16 through and including 12/30/16	< 3.00 to 1.00
12/31/16 through and including 3/31/17	< 4.70 to 1.00
4/01/17 through and including 6/30/17	< 5.80 to 1.00
7/01/17 through and including 9/30/17, and thereafter	< 3.10 to 1.00

The Second Amendment amended the covenant requiring the Company to maintain minimum quarterly EBITDAS to require minimum EBITDAS of $1.08 million for the fiscal quarter ended September 30, 2016, negative $500,000 for the fiscal quarter ending December 30, 2016, $240,000 for the fiscal quarter ending March 31, 2017, $1.5 million for the fiscal quarter ending June 30, 2017, $2.19 million for the fiscal quarter ending September 30, 2017 and for each fiscal quarter thereafter.

Further, the Second Amendment amended the covenant regarding the Fixed Charge Coverage Ratio to apply as follows:

9/30/16 through and including 12/30/16	≥ 0.72 to 1.00
12/31/16 through and including 3/31/17	≥ 0.30 to 1.00
4/01/17 through and including 6/30/17	≥ 0.14 to 1.00
7/01/17 through and including 9/30/17	≥ 0.86 to 1.00
10/01/17 and thereafter	≥ 1.00 to 1.00

Terms used herein and otherwise undefined have the meanings given them in the Second Amendment.

The foregoing summary of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment intended to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	December 2, 2016	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer